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                ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

         This Assignment of Limited Liability Company Interest (this "Assignment") is entered into as of January 12, 2000 by and between [entity name] ("Assignor"), and [name]("Assignee").


                               W I T N E S S T H :

         In order to provide a mechanism whereby Assignee will be entitled to receive the percentage of Proceeds (defined below) set forth opposite Assignee's name on Exhibit A attached hereto, Assignor desires to transfer to Assignee a portion of Assignor's right, title and interest in and to Assignor's limited liability company interest in [co-investment entity name] (the "LLC") (including, without limitation, Assignor's rights to any proceeds, income, tax credits, profits and distributions of the LLC), which interest is more particularly described in that LLC Agreement of the LLC dated on or about [_______] (the "LLC Agreement"), as amended (the "LLC Interest").

                                   AGREEMENTS

         For a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Definition of "Proceeds". "Proceeds" as used herein, shall mean, with respect to the LLC, any proceeds actually received by Assignor with respect to the LLC after Assignor has received 100% of its original capital contribution to the LLC, any additional capital contributions and any allocated costs plus a return thereon equal to 10% per annum. In calculating Proceeds, any amounts to which Insignia Financial Group, Inc. or any of its wholly owned affiliates may be entitled which are compensation for performing services including, but not limited to, acquisition services, advisory, consulting, management, leasing, construction supervision or management, development, redevelopment or development or redevelopment supervision, financing or refinancing or disposition services, will be excluded from such calculation.

         2. Conveyance. Assignor hereby grants, assigns, and conveys to Assignee all of Assignor's right, title and interest in and to a portion of Assignor's LLC Interest equivalent in value to the percentage of Proceeds set forth opposite Assignee's name on Exhibit A attached hereto.

         3. Effect of Transfer. Assignee acknowledges and agrees that he is not being admitted to the LLC as a substitute member, but is merely an assignee of a certain portion (as set forth in Exhibit A) of the economic benefits attributable to the LLC Interest. Accordingly, Assignee hereby irrevocably and unconditionally grants


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to Assignor a proxy to vote on his behalf with respect to any and all LLC matters which Assignee would otherwise be entitled to vote upon as a result of the transfers contained herein. Furthermore, Assignee agrees to be bound by each of the terms and conditions contained in the LLC Agreement. Notwithstanding the foregoing, Assignor shall remain solely responsible for the performance of all obligations and duties previously attributed to the LLC Interest (including, without limitation, the obligation to fund all additional capital contributions associated with the LLC Interest) as if the assignments contained herein were never effected.

         4. Forfeiture of Interest. Notwithstanding anything to the contrary contained in this Assignment, Assignee hereby acknowledges and agrees that the assignments contained herein are subject in all respects to the terms and conditions set forth in that certain letter agreement between Assignee and Insignia Financial Group, Inc. dated [______] ("Letter Agreement"). Without limiting the generality of the foregoing, Assignee hereby acknowledges and agrees that the assignment to it contained herein shall be automatically rescinded and Assignee's right to participate in the Proceeds shall be automatically forfeited upon a breach of the terms of or upon the occurrence of any condition specified in its Letter Agreement.

         5. Legal Fees and Costs. If a party elects to incur legal expenses to enforce or interpret any provision of this Assignment by judicial proceedings, the prevailing party will be entitled to recover such legal expense, including, without limitation, reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party be entitled.

         6. Entire Agreement; Amendment. This Assignment constitutes the entire agreement, and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof, and this Assignment is not intended to confer upon any person not a party hereto any rights or remedies hereunder. This Assignment may not be amended except by an instrument in writing signed by the parties hereto. This Assignment may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         7. Certain Interpretive Matters. No provision of this Assignment will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         8. Effective Date. This Assignment shall be effective as of the date hereof.

         9. Governing Law; Binding Effect. This Assignment shall be governed by South Carolina law and shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

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Executed as of the date first written above.

              ASSIGNOR:                [name]

                                       By: [name], its managing member

                                           By:
                                              ------------------------------
                                              Name:
                                              Title:





              ASSIGNEE:
                                       Name:
                                            --------------------------------

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                                    EXHIBIT A

            ASSIGNEE                                    PROCEEDS

            Andrew L. Farkas
            James A. Aston
            Ronald Uretta
            Frank M. Garrison
            Stephen B. Siegel

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